Exhibit 10.23

Supplemental Agreement to the Equity Transfer Agreement

THIS SUPPLEMENTAL AGREEMENT (this “Agreement”) is made and entered into as of April 27, 2023 by and between,

1. Transferor (hereinafter referred to as “Party A”): GOAL BEYOND LIMITED;

2. Transferee 1: ZHANG, TAO (ID number: [     ])

3. Transferee 2: ZHAO, JIALIN (ID number: [     ])

4. Transferee 3: HU, JIANFENG (ID number: [     ])

Transferee 1, Transferee 2 and Transferee 3 are hereinafter collectively referred to as “Party B”. Party A and Party B are collectively referred to as the “Parties”, and each, a “Party”.

RECITALS

A. Party A and Party B have entered into an equity transfer agreement dated April 1, 2023 (the “Equity Transfer Agreement”) for the transfer of 80.5% equity of YMA DG SPORTS EQUIPMENT CO., LTD. (“YMA DG”).

B. The transfer of YMA DG’s equity was completed on April 17, 2023.

C. The Parties desire to enter into this Agreement as a supplemental to the Equity Transfer Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows. Terms used in this Agreement without definition shall have such meaning as set forth in the Equity Transfer Agreement.

1. Article 2 of the Equity Transfer Agreement shall be amended in its entirety and restated as follows:

(a)	Party A agrees to transfer the 80.5% equity of YMA DG to Party B at a price of USD 3,674,219.

(b)	Party A agrees that Party B shall pay to Party A the aforementioned equity transfer price of USD 3,674,219 in three installments. The specific installment payment dates are: December 31, 2023, December 31, 2024, and December 31, 2025.

(c)	No later than May 31, 2023, each Party B shall, according to their shareholding ratios, deposit the total amount of USD 3,600,000 or equivalent Renminbi (“Escrow Amount”) into the escrow account established or maintained by the escrow and settlement service institution designated and agreed by the Parties (“Escrow Account”). If Party B fails to make any payment within each agreed specific installment payment dates, Party A shall have the right to deduct the payment directly from the Escrow Account, provided, that an amount no less than the total amount of payments remaining payable shall at all times remain in the Escrow Account after the first installment payment is made.

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(d)	The bank account designated by Party A to collect the aforementioned equity transfer price is:

Account Name: Bohong Technology Jiangsu Co., Ltd.

Account number: [   ]

Account opening bank: [   ]

(e)	Both parties agree that all taxes and fees arising from the aforementioned equity interests shall be borne by Party B.

2. Equity Pledge. In order to secure the full and punctual payment of the difference between the amount deposited into the Escrow Account and the total purchase price, each Party B hereby agrees to, as the owner of the equity of YMA DG, create a pledge (the “Pledge”) in favor of Party A over its corresponding equity according to their equity ratio as a continuing security for its payment of the equity transfer price on time and its proper performance and compliance with all its other obligations under the Equity Transfer Agreement. Party B shall, and shall cause YMA DG to, enter into all necessary documents and complete all the procedures necessary to give effect to the Pledge, including (i) apply for the registration of the Pledge to the competent State Administration of Market Regulation in accordance with the applicable laws and regulations as soon as possible after the execution of this Agreement; and (ii) submit all the registration certificates (including the notice of creation of pledge) and other supporting documents that are reasonably satisfactory to Party A. The expenses required for the registration of the Pledge of equities under this Agreement shall be borne by Party B.

3. Exercise of Pledge. If Party B fails to make the payment within the agreed specific installment payment dates, Party A may exercise the right to enforce the Pledge to realize the security interests. In addition to any rights to enforce the Pledge permitted by law, Party A shall have the right to request Party B to transfer the corresponding pledged equities to Party A without obtaining Party B’s further agreement. Party B agrees and undertakes to cooperate with the foregoing equity transfer, including but not limited to sign all necessary documents and take all necessary actions to go through the formalities of equity change registration, and bear the relevant handling fees.

4. Entire Agreement. This Agreement, together with the Equity Transfer Agreement, constitute the entire understanding and agreement between the Parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the Parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms. In the event any inconsistencies exist between this Agreement and the Equity Transfer Agreement, this Agreement shall prevail. The matters not addressed herein shall be implemented in accordance with the Equity Transfer Agreement.

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EXECUTION VERSION

cONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Transferor

GOAL BEYOND LIMITED

By:	/s/ GOAL BEYOND LIMITED
Name:
Title:

Transferee 1

ZHANG, TAO

Signature:	/s/ ZHANG, TAO

Transferee 2

ZHAO, JIALIN

Signature:	/s/ ZHAO, JIALIN

Transferee 3

HU, JIANFENG

Signature:	/s/ HU, JIANFENG